UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2003

PINNACLE SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

California	000-24784	94-3003809
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

280 North Bernardo Avenue
Mountain View, CA 94043
(Address of principal executive offices including Zip Code)

(650) 237-1600
(Registrant’s telephone number, including area code)

Item 5. Other Events.

On January 21, 2003, Pinnacle Systems, Inc. (“Pinnacle”) issued a press release announcing financial results for the second quarter of fiscal 2003, which ended on December 31, 2002. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statement

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits.

99.1	Press Release dated January 21, 2003 – Pinnacle Systems Reports Record Sales and Net Income For Second Quarter Fiscal 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2003	PINNACLE SYSTEMS, INC.

	By:	/s/ Arthur D. Chadwick
Arthur D. Chadwick Vice-President, Finance and Administration, and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated January 21, 2003 – Pinnacle Systems Reports Record Sales and Net Income For Second Quarter Fiscal 2003